UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As previously reported in Raser Technologies, Inc.'s (the "Company") Current Report on Form 8-K filed on May 21, 2008, on May 16, 2008, the Company and its subsidiary, Thermo No. 1 BE-01, LLC ("Thermo"), entered into a financing commitment letter (the "Financing Commitment") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") relating to the project financing and tax equity funding for the Thermo No. 1 geothermal power plant (the "Project").

As previously reported in the Company's Current Report on Form 8-K filed on September 5, 2008, on August 31, 2008, pursuant to the Financing Commitment, Thermo entered into several agreements (the "Thermo Financing Agreements"), whereby the Company finalized the project financing arrangements contemplated by the Financing Commitment. The Thermo Financing Agreements provided project financing and tax equity capital for the Project.

As previously reported in the Company's Current Report on Form 8-K, as amended, filed on December 11, 2009, the parties to the Thermo Financing Agreements entered into a series of amendments to the Thermo Financing Agreements (the "Amendments") in order to extend the Final Completion Date, modified the arrangements to be consistent with recent tax law changes under the American Recovery and Reinvestment Act of 2009 (the "ARRA"), and redeem the equity interest held by Merrill Lynch in Thermo.

On February 16, 2010, the parties to the Thermo Financing Agreements entered into additional definitional amendments to Schedule Z of the Thermo Financing Agreements in order to extend the date upon which the Thermo project is required to achieve final completion from February 16, 2010 to June 30, 2010 (the "Final Completion Extension").

In connection with the Final Completion Extension, the Company entered into the First Amendment to Membership Interest Redemption Agreement, dated February 16, 2010, among Thermo, Merrill Lynch, the Company and Intermountain Renewable Power, LLC (the "Amendment to Redemption Agreement") and the Amended and Rested Promissory Note of Raser Technologies, Inc. dated February 16, 2010 (the "Amended Promissory Note"). These amendments were made to conform these agreements to the new final completion date of June 30, 2010 put into place through the Schedule Z Amendment described above.

The foregoing description of each of the Schedule Z Amendment, Amendment to Redemption Agreement, and the Amended Promissory Note and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Redemption Agreement, the Amendment to Guaranty and the Amended Promissory Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.    Other Events

On February 16, 2010, the Company was informed by the U.S. Treasury Department that its grant application under the Section 1603 renewable energy grant program created by the ARRA had been approved for $32,990,089 (the "Grant Funds"). On February 19, 2010, the Company received the Grant Funds. The Grant Funds will be distributed among the Company, Prudential Life Insurance Company of America, Merrill Lynch and Pratt & Whitney Power Systems, as previously described in the Company's Current Report on Form 8-K, as amended, filed on December 11, 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.         Description
10.1        Schedule Z Amendment, dated as of February 16, 2009, among Thermo No. 1 BE-01, LLC, Deutsche Bank Trust Company Americas, The Prudential Insurance Company of America, Intermountain Renewable Power, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Raser Technologies, Inc., and Raser Power Systems, LLC
10.2        First Amendment to Redemption Agreement, dated February 16, 2010, among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, Raser Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc.
10.3        Amended and Rested Promissory Note of Raser Technologies, Inc. dated February 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: February 22, 2010	By:	/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1
Schedule Z Amendment, dated as of February 16, 2009, among Thermo No. 1 BE-01, LLC, Deutsche Bank Trust Company Americas, The Prudential Insurance Company of America, Intermountain Renewable Power, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporate

EX-10.3	Amended and Rested Promissory Note of Raser Technologies, Inc. dated February 16, 2010
EX-10.2
First Amendment to Redemption Agreement, dated February 16, 2010, among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, Raser Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc.